UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 5, 2014
(August 29, 2014)

Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported, on August 29, 2014, Linn Energy, LLC (“LINN Energy”), through a variable interest entity (“VIE”) (see below), completed the acquisition of certain oil and natural gas properties located in five operating regions in the U.S. from subsidiaries of Devon Energy Corporation (“Devon” and the acquisition, the “Devon Assets Acquisition”) for total consideration of approximately $2.2 billion.
The Devon Assets Acquisition was structured as a reverse like-kind exchange pursuant to Section 1031 of the Internal Revenue Code, as amended (“Reverse 1031 Exchange”).  In connection with the Reverse 1031 Exchange, LINN Energy, through a subsidiary, assigned the rights to acquire legal title to the oil and natural gas properties from Devon to a VIE formed by an exchange accommodation titleholder.  A subsidiary of LINN Energy operates the properties pursuant to a management agreement with the VIE.  Because LINN Energy is the primary beneficiary of the VIE, the VIE is included in LINN Energy’s consolidated financial statements.
Item 9.01    Financial Statements and Exhibits.
(a)  Financial Statements of Business Acquired.
Not applicable.
(b)  Pro Forma Financial Information.
The unaudited pro forma condensed combined statement of operations of LINN Energy for the nine months ended September 30, 2014, which gives effect to the Devon Assets Acquisition is attached as Exhibit 99.1 and incorporated herein by reference.
(c)  Exhibits.

Exhibit Number	Description
Exhibit 99.1	The unaudited pro forma condensed combined statement of operations of LINN Energy for the nine months ended September 30, 2014, which gives effect to the Devon Assets Acquisition

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC
(Registrant)

Date: November 5, 2014	/s/ David B. Rottino
David B. Rottino
Executive Vice President, Business Development and Chief Accounting Officer
(As Duly Authorized Officer and Chief Accounting Officer)

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